                                                                  EXHIBIT 10.6.1

                                TABLE OF CONTENTS

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                          LICENSE ACQUISITION AGREEMENT

                                     between

                          POLYCELL COMMUNICATIONS, INC.

                                       and

                                ABC WIRELESS, LLC

                          Dated as of February 28, 2000

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                                TABLE OF CONTENTS

ARTICLE I    DEFINITIONS ....................................................  1

ARTICLE II   PURCHASE AND SALE OF LICENSES; PAYMENT OF
             CONSIDERATION; CERTAIN RESTRICTIONS ON TRANSFER ................  4
      2.1    Purchase and Sale of Licenses ..................................  4
      2.2    Payment of Consideration .......................................  4
      2.3    Disposition of Deposit .........................................  5

ARTICLE III  CLOSING ........................................................  5
      3.1    Time and Place of Closing ......................................  5
      3.2    Closing Actions and Deliveries .................................  5
             (1) Assignment of Licenses .....................................  6
             (2) Payment of Funds ...........................................  6
             (3) Assumption of Indebtedness .................................  6
             (4) Other Deliveries ...........................................  6
      3.3    Payment of Transfer Taxes ......................................  6

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF POLYCELL .....................  6
      4.1    Formation, Power and Authority .................................  6
      4.2    Consents; No Conflicts .........................................  7
      4.3    Litigation .....................................................  7
      4.4    Brokers ........................................................  8
      4.5    Polycell License ...............................................  8

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF THE COMPANY ..................  8
      5.1    Organization, Power and Authority ..............................  8
      5.2    Consents; No Conflicts .........................................  9
      5.3    Litigation .....................................................  9
      5.4    FCC Compliance ................................................. 10
      5.5    Brokers ........................................................ l0
      5.6    Financial Condition ............................................ 10
      5.7    Affiliates ..................................................... 10


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                                TABLE OF CONTENTS

ARTICLE VI   COVENANTS ...................................................... 10
      6.1    Consummation of Transaction .................................... 10
      6.2    Confidentiality ................................................ 11
      6.3    Certain Covenants .............................................. 11
      6.4    FCC Filings .................................................... 13
      6.5    Certain Advances for FCC Debt Interest Payments ................ 13
      6.6    Unjust Enrichment .............................................. 14

ARTICLE VII  CLOSING CONDITIONS ............................................. 14
      7.1    Conditions to Obligations of All Parties ....................... 14
      7.2    Conditions to Obligations of the Company ....................... 15
      7.3    Conditions to the Obligations of Polycell ...................... 16

ARTICLE VIII SURVIVAL AND INDEMNIFICATION ................................... 17
      8.1    Survival ....................................................... 17
      8.2    Indemnification by Polycell .................................... 17
      8.3    Indemnification by the Company ................................. 17
      8.4    Procedures ..................................................... 18

ARTICLE IX   TERMINATION .................................................... 19
      9.1    Termination .................................................... 19
      9.2    Effect of Termination .......................................... 20

ARTICLE X    MISCELLANEOUS PROVISIONS ....................................... 20
     10.1    Amendment and Modification ..................................... 20
     10.2    Waiver of Compliance; Consents ................................. 20
     10.3    Notices ........................................................ 21
     10.4    Parties in Interest; Assignment ................................ 22
     10.5    Applicable Law ................................................. 22
     10.6    Counterparts ................................................... 22
     10.7    Interpretation ................................................. 22
     10.8    Entire Agreement ............................................... 22
     10.9    Publicity ...................................................... 22


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                                TABLE OF CONTENTS

     10.10   Specific Performance ........................................... 22
     10.11   Remedies Cumulative ............................................ 23


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                             SCHEDULES AND EXHIBITS

Schedule I   Polycell Licenses
Schedule II  FCC Notes and Security Agreements

Exhibit A    Form of Escrow Agreement
Exhibit B    Form of License Transfer

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                          LICENSE ACQUISITION AGREEMENT

            LICENSE ACQUISITION AGREEMENT, dated as of February 28, 2000, between POLYCELL COMMUNICATIONS, INC., a Delaware corporation ("Polycell"), and ABC WIRELESS, LLC, a Delaware limited liability company (the "Company").

            WHEREAS, Polycell has been granted the 10 and 30 MHz PCS licenses described on Schedule I (each a "Polycell License" and collectively, the "Polycell Licenses"); and

            WHEREAS, Polycell wishes to sell to the Company, and the Company wishes to acquire from Polycell, the Polycell Licenses, all on the terms and subject to the conditions herein set forth.

            NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            As used herein, the following terms have the following meanings (unless indicated otherwise, all Section and Article references are to Sections and Articles in this Agreement, and all Schedule and Exhibit references are to Schedules and Exhibits to this Agreement):

            "Advances" has the meaning set forth in Section 6.5.

            "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

            "Cash Closing Payment" has the meaning set forth in Section
2.2(3)(a).

            "Claim" has the meaning set forth in Section 8.4.

            "Closing" has the meaning set forth in Section 3.1.

            "Closing Date" has the meaning set forth in Section 3.1.

            "Company" has the meaning set forth in the preamble.

            "Confidential Information" means any and all information regarding the business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

            "Consents" means all consents and approvals of Governmental Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transaction and for the Company to operate its business after the Closing Date as currently contemplated.

            "Deposit" has the meaning set forth in Section 2.2(1).

            "Escrow Agent" means Bankers Trust Company.

            "Escrow Agreement" has the meaning set forth in Section 2.2(1).

            "Escrow Fund" has the meaning set forth in Section 2 of the Escrow Agreement attached hereto as Exhibit A.

            "FCC" means the Federal Communications Commission or similar regulatory authority established in replacement thereof.

            "FCC Debt" means the outstanding principal balance of Nine Hundred Sixty Thousand One Hundred Seventeen and 41/100 Dollars ($960,117.41) due to the United States Department of the Treasury incurred in connection with Polycell's acquisition of the Polycell Licenses, plus all accrued and/or "suspended" interest and other obligations incident to license ownership, if any, attributable to the Polycell Licenses, as of the Closing Date. A copy of the promissory notes and security agreements executed by Polycell and delivered to the FCC related to Polycell's acquisition of the Polycell Licenses is set forth on Schedule II attached hereto.

            "FCC Law" means the Communications Act of 1934, as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

            "Final Order" has the meaning set forth in Section 7.1(1).

            "Governmental Authority" means a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

            "Indemnified Party" has the meaning set forth in Section 8.4(1).

            "Indemnifying Party" has the meaning set forth in Section 8.4(1).

            "Law" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.


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            "License" means a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

            "License Transfer" has the meaning set forth in Section 3.2(1).

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

            "Losses" has the meaning set forth in Section 8.2.

            "Material Adverse Effect" means a material adverse effect on the business, financial condition, assets, liabilities or results of operations or prospects of the Person specified.

            "New York Courts" has the meaning set forth in Section 10.5.

            "Payment Amount" has the meaning set forth in Section 6.5(1).

            "Payment Due Date" has the meaning set forth in Section 6.5(1).

            "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

            "Polycell" has the meaning set forth in the preamble.

            "Polycell License or Licenses" has the meaning set forth in the first recital.

            "Pops" means the Paul Kagan Associates, Inc. estimate of the 1997 population of a geographic area.

            "Representatives" has the meaning set forth in Section 6.2(1).

            "Section 8.2 Indemnified Party" has the meaning set forth in Section 8.2.

            "Section 8.3 Indemnified Party" has the meaning set forth in Section 8.3.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Stock" has the meaning set forth in Section 2.2(3)(b).

            "Stock Closing Payment" has the meaning set forth in Section 2.2(3)(b).

            "TeleCorp" has the meaning set forth in Section 2.2(3)(b).


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            "Transaction" means the transaction contemplated by this Agreement.

            "Treasury" has the meaning set forth in Section 6.5.

                                   ARTICLE II

            PURCHASE AND SALE OF LICENSES; PAYMENT OF CONSIDERATION;
                        CERTAIN RESTRICTIONS ON TRANSFER

      2.1 Purchase and Sale of Licenses. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, at the Closing, Polycell shall sell, transfer, assign, convey and deliver to the Company (or its qualified designee), free and clear of all Liens, and the Company agrees to purchase, acquire and accept from Polycell, the Polycell Licenses in the frequencies identified on Schedule I.

      2.2 Payment of Consideration. Upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties and agreements herein contained, in consideration of the assignment of the Polycell Licenses, the following shall occur (collectively, the "Purchase Price"):

            (1) upon execution of this Agreement, the Company shall deliver to the Escrow Agent an earnest money deposit of Three Million Three Hundred Eighty-Four Thousand Three Hundred Fifty Dollars ($3,384,350) in immediately available finds (the "Deposit"), which Deposit will be held and distributed in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement"); and

            (2) at Closing, the Escrow Agent shall deliver the Deposit to Polycell in accordance with the terms of the Escrow Agreement; and

            (3) at the Closing the Company shall deliver to Polycell an amount equal to Three Million Three Hundred Eighty-Four Thousand Three Hundred Fifty Dollars ($3,384,350), at Polycell's option in any combination of, either:

                  (a) a cash payment in immediately available finds (the "Cash Closing Payment") and/or

                  (b) the number of shares of common stock of TeleCorp PCS, Inc., or an Affiliate of TeleCorp (the "Stock"), with a cash value, based on the average trading price for the Stock for the five (5) business days preceding the Closing Date, equal to: (i) Three Million Three Hundred Eighty-Four Thousand Three Hundred Fifty Dollars ($3,384,350), minus (ii) the amount of the Cash Closing Payment (the "Stock Closing Payment"); provided, that Polycell shall not make an election to receive Stock under this Section 2.2(3)(b) until it has received and reviewed a prospectus for such Stock.


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      2.3 Disposition of Deposit.

            (1) Upon Closing, the parties shall provide joint written instructions to the Escrow Agent, instructing the Escrow Agent to transfer the Escrow Fund to Polycell, all as more specifically set forth in the Escrow Agreement.

            (2) If Closing does not occur due to a breach of the terms of this Agreement by the Company or any other failure by the Company to fulfill its obligations hereunder, and Polycell is not in breach of any of its obligations hereunder and has fully performed, or is fully willing and able to perform each of its obligations hereunder, the parties shall provide joint written instructions to the Escrow Agent, instructing the Escrow Agent to transfer the Escrow Fund to Polycell.

            (3) If Closing does not occur due to any cause other than that set forth in Section 2.3(2) hereof, the parties shall provide joint written instructions to the Escrow Agent, instructing the Escrow Agent to transfer the Escrow Fund to the Company on the earlier to occur of February 28, 2001 or the date that this Agreement is terminated.

                                   ARTICLE III

                                     CLOSING

      3.1 Time and Place of Closing. Upon the terms and subject to the conditions hereof, the closing of the Transaction (the "Closing") shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., at 10:00 a.m. local time on the twelfth (12th) business day following the date of receipt of the last Consent required by subsections (1) through (3) of Section 7.1, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "Closing Date").

      3.2 Closing Actions and Deliveries. Upon the terms and subject to the satisfaction or waiver by the appropriate party, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the Polycell Licenses, the parties shall on the Closing Date take the following actions:

            (1) Assignment of Licenses. (a) Polycell shall pay in full the FCC Debt in order to remove any and all Liens created thereby; and

                  (b) Polycell shall execute and deliver to the Company one or more instruments of assignment, substantially in the form of Exhibit B, sufficient to assign to the Company (or its qualified designee) the Polycell Licenses (such assignment being herein referred to as the "License Transfer").


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            (2)   Closing Payment. The Company shall deliver or cause to be
                  delivered to Polycell:

                  (a) the Cash Closing Payment, if any, by wire transfer or other form of immediately available funds; and/or

                  (b) the Stock Closing Payment in the form of stock certificates duly executed, if any.

            (3) Deposit. The Escrow Agent shall deliver the Deposit to Polycell in accordance with the terms of the Escrow Agreement.

            (4) Other Deliveries. The parties shall execute and deliver or cause to be executed and delivered all other documents, instruments, opinions and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the Transaction contemplated to be consummated on the Closing Date.

      3.3 Payment of Transfer Taxes. The Company shall pay or cause to be paid at the Closing or, if due thereafter, promptly when due, all gross receipts taxes, gains taxes (including, without limitation, real property gains tax or other similar taxes), transfer taxes, sales taxes, stamp taxes, and any other taxes, but excluding any Federal, State or local income taxes payable in connection with the transfer of the Polycell Licenses.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF POLYCELL

Polycell represents and warrants to the Company as follows:

      4.1 Formation, Power and Authority.

            (1) It is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Polycell has furnished or will furnish before closing to the Company a true and correct copy of its Certificate of Incorporation and its Bylaws, as in effect on the date hereof and as of the Closing Date.

            (2) It has the requisite power and authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or


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                  contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

            (3) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary.

            (4) The execution and delivery of this Agreement by it and the consummation of the Transaction by it have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its shareholders) are necessary to authorize this Agreement or to consummate the Transaction.

            (5) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

            (6) As of the Closing Date, after giving effect to the Transaction, it is not in breach of any obligation under this Agreement.

      4.2 Consents: No Conflicts. Neither the execution, delivery and performance by it of this Agreement nor the consummation of the Transaction will
(a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent or the approval of its shareholders, officers, Board of Directors or similar constituent bodies, as the case may be (which approvals have not been obtained). There is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transaction or disqualify the Company from obtaining the Consents (including without limitation, FCC Consent) required in order to consummate the License Transfer as provided for in this Agreement.

      4.3 Litigation. There is no action, proceeding or investigation pending or, threatened against it or any of its properties or assets that would be reasonably expected to have an adverse effect on its ability to consummate the Transaction or to fulfill its obligations under this Agreement, or which seeks to prevent or challenge the Transaction. There is no judgment, decree, injunction, rule or order outstanding against it which would limit in any material respect its ability to operate its business in the manner currently contemplated.

      4.4 Brokers. It has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transaction.

      4.5 Polycell Licenses. It is the authorized legal holder, free and clear of any Liens other than the FCC Debt, of each Polycell License, a true and correct copy of which is attached to Schedule I. Each Polycell License is valid and in full force and effect. There is not pending nor threatened against Polycell or against any Polycell License, any application, action, petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any Polycell License, which seeks the imposition of any modification or amendment with respect thereto, or which would have a Material Adverse Effect on the ability of the Company to employ any Polycell License in its business. None of the Polycell Licenses is subject to any conditions other than those appearing on the face of such Polycell License itself and those imposed by FCC Law.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Polycell as follows:

      5.1 Organization, Power and Authority.

            (1) It is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and proposed to be conducted. The Company has furnished, or will furnish prior to Closing, to Polycell, a true and correct copy of its Certificate of Formation and Operating Agreement, as in effect on the date hereof and as of the Closing Date.

            (2) It has the requisite power and authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

            (3) It is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so


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

                  qualified would not have a Material Adverse Effect on it or materially adversely affect the Transaction or its ability to perform its obligations under this Agreement within the time frames contemplated herein.

            (4) The execution and delivery of this Agreement by it and the consummation of the Transaction by it have been duly and validly authorized by its Board of Directors (or equivalent body) and no other proceedings on its part which have not been taken (including, without limitation, approval of its members, managers or other constituent bodies, as the case may be) are necessary to authorize this Agreement or to consummate the Transaction.

            (5) This Agreement has been duly executed and delivered by it and constitutes the valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally and may be subject to general principles of equity.

            (6) As of the Closing, after giving effect to the Transaction, it is not in breach of any obligation under this Agreement.

      5.2 Consents: No Conflicts. Neither the execution, delivery and performance by it of this Agreement, nor the consummation of the Transaction will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent on its part or the approval of its Board of Directors or equivalent body (which approval has not been obtained), except in each case where such breach, violation, default, Lien, right, or the failure to obtain or give such Consent would not have a Material Adverse Effect on it or materially adversely affect the Transaction or its ability to perform its obligations under this Agreement. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transaction or performing its obligations under this Agreement or disqualify it from obtaining the Consents (including -without limitation, FCC Consent) required in order to consummate the License Transfer as provided for in this Agreement.

      5.3 Litigation. There is no action, proceeding or investigation pending or, to its knowledge, threatened against it or any of its properties or assets that would have an adverse effect on its ability to consummate the Transaction or to fulfill its obligations under this Agreement, or which seeks to prevent or challenge the Transaction. There is no judgment, decree, injunction, rule or order outstanding against it which would limit in any material respect its ability to operate its business in the manner currently contemplated.

      5.4 FCC Compliance. It (or its qualified designee) complies with all eligibility rules issued by the FCC to hold C Block and F Block broadband PCS licenses, including without limitation, FCC rules on foreign ownership and the CMRS spectrum cap.

      5.5 Brokers. The Company has not employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transaction.

      5.6 Financial Condition. The Company has sufficient funding to perform its obligations hereunder.

      5.7 Affiliates. Gerald Vento and Thomas Sullivan hold a majority of the voting rights of the members of the Company and hold a majority of the voting rights of the stockholders of TeleCorp.

                                   ARTICLE VI

                                    COVENANTS

      6.1 Consummation of Transaction. Each party shall use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement, to consummate the Transaction, which efforts shall include, without limitation, the following:

            (1) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transaction to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain all necessary Consents including, without limitation, the approval of this Agreement and the Transaction by all Governmental Authorities and agencies, including the FCC, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transaction. Polycell and the Company (or its qualified designee) shall make all filings with the FCC necessary to obtain FCC approval of the license transfers contemplated hereunder no later than ten (10) days following the date on which this Agreement is fully executed by each of Polycell and the Company.

            (2) Each party shall furnish to the other party all information concerning such party and its Affiliates reasonably required


                                      -10-
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                  for inclusion in any application or filing to be made by
                  Polycell or the Company or any other party in connection with the Transaction or otherwise to determine compliance with applicable FCC Rules.

            (3) Upon the request of any other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

            Nothing in this Agreement shall be construed to require the parties to consummate the Closing if any regulatory approval would require that it (i) divest or hold separate any of its assets existing as of the date hereof other than as contemplated by this Agreement or (ii) otherwise take or commit to take any action that limits its freedom of action in any material respect with respect to any of its businesses, product lines or assets.

      6.2 Confidentiality.

            (1) Each party shall, and shall cause each of its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees and agents (collectively, "Representatives") to, keep secret and retain in strictest confidence any and all Confidential Information relating to any other party that it receives in connection with the negotiation or performance of this Agreement, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Affiliates, Representatives and legal and financial advisors. Until the Closing, each party agrees to use Confidential Information received from another party only (i) to evaluate its interest in pursuing the Transaction and (ii) to pursue such Transaction, but not for any other purpose. All Confidential Information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

            (2) The obligations set forth in Section 6.2(1) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing


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

                  party or its agents, provided that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or the Representatives or was otherwise prohibited from obtaining or disseminating Confidential Information.

            (3) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this Section 6.2, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this
                  Section 6.2 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 6.2 shall be construed to limit the right of any party to collect money damages in the event of breach of this Section 6.2.

            (4) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates, in any filing with any regulatory agency, court or other authority or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law, regulation or the terms of such debt to do so, provided that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible.

      6.3 Certain Covenants. From and after the execution and delivery of this Agreement to and including the Closing Date, Polycell shall:

            (1) comply with all applicable Laws, including all such Laws relating to, or that would be reasonably expected to relate to, any Polycell License or its use;

            (2)   maintain each Polycell License in full force and effect;

            (3) except to effect the transfer of the Polycell Licenses to the Company as contemplated hereunder, not (i) sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of any Polycell License or any interest therein, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien of any nature whatsoever relating to any Polycell

                  License or any interest therein. Without limiting the foregoing, Polycell shall not incur any material obligation or liability, absolute or contingent, relating to or affecting any Polycell License or its use.

            (4) give written notice to the Company promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (i) it, its properties or assets, including any Polycell License or its use, and which could have a Material Adverse Effect on it or materially adversely affect the Transaction, or (ii) any Polycell License or its use;

            (5) promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which could cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, give notice in writing of such event, or occurrence or impending or threatened event or occurrence, to the other party and use best efforts to prevent or to promptly remedy such breach; and

            (6) cause the Company to be advised promptly in writing of(i) any event, condition or state of facts known to it, which has had or could have a Material Adverse Effect on it, or materially adversely affect any Polycell License or its use or the Transaction or (ii) any claim, action or proceeding which seeks to enjoin the consummation of the Transaction.

      6.4 FCC Filings. From and after the execution and delivery of this Agreement to and including the Closing Date, Polycell shall not make any filings with the FCC or agree to any proposal, settlement, amendment or alteration with the FCC with respect to any Polycell License without the Company's prior written consent, which consent shall not be unreasonably withheld.

      6.5 Certain Advances for FCC Debt Payments. After the execution date hereof, the Company shall to make payments of principal and/or interest to the FCC or the United States Department of the Treasury ("Treasury") on behalf of Polycell that may become due under the FCC Debt prior to Closing, which is approximately $30,000 in the aggregate per quarter (collectively, "Advances").

            (1) No earlier than thirty (30) days nor later than twenty (20) days prior to a scheduled payment under the FCC Debt, Polycell shall deliver a written notice to the Company that sets forth the payment due date (the "Payment Due Date") and the exact amount of such interest payment ("Payment Amount"). Upon receipt of such notice, the Company shall deliver funds to the FCC or the Treasury in an amount equal to the Payment Amount via wire transfer in immediately available funds no later than the Payment Due Date.

            (2) In the event this Agreement is terminated prior to Closing in accordance with Section 9.1 below, due to Polycell's breach or failure to otherwise perform and the Company is not itself in breach, Polycell shall, no later than twenty (20) days after such termination, deliver via wire transfer in immediately available funds to the Company funds in an amount equal to all of the Advances made by the Company hereunder as of such termination date.

            (3) At Closing, Advances shall be deemed satisfied in full without payment or transfer by Polycell.

            6.6 Unjust Enrichment. To the extent that any unjust enrichment penalties are assessed against Polycell as result of the License Transfer, the Company shall assume all of Polycell's obligations and liabilities related to such penalty.

                                   ARTICLE VII

                               CLOSING CONDITIONS

      7.1 Conditions to Obligations of All Parties. The obligation of each of the parties to consummate the Transaction contemplated to occur at the Closing shall be conditioned on the following, unless waived by each of the parties:

            (1) The Consent of the FCC to the License Transfer shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to the Company (or its qualified designee) or Polycell. For the purposes of this paragraph, "Final Order" means an action or decision that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no appeal is pending including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

            (2) All Consents by any Governmental Authority (other than the Consents referred to in paragraph (1) above) required to permit the consummation of the Transaction, the failure to obtain or make which would be reasonably expected to have a Material Adverse Effect on the Company (or its qualified designee) or Polycell or to materially adversely affect the Transaction or the parties' ability to perform their obligations under this Agreement shall have been obtained or made.

            (3) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transaction or prohibit such consummation, or
                  (ii) impair in any material respect the operation of the Company.

      7.2 Conditions to Obligations of the Company. The obligation of the Company to consummate the Transaction contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions by each of the other parties, unless waived by the Company:

            (1) The representations and warranties of Polycell contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time.

            (2) Polycell shall have performed in all respects all agreements contained herein required to be performed by it at or before the Closing.

            (3) An officer of Polycell shall have delivered to the Company a certificate, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in paragraphs (1) and
                  (2) above as to Polycell.

            (4) Polycell shall have furnished the Company with opinions of counsel, each dated the Closing Date, customary for a transaction of this nature and, reasonably satisfactory to the Company and its counsel.

            (5) All corporate and other proceedings of Polycell in connection with the License Transfer, and all documents and instruments incident thereto, shall be satisfactory in form and substance to the Company, and Polycell shall have delivered to the Company such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to the Company, which the Company shall have requested.

      7.3 Conditions to the Obligations of Polycell. The obligation of Polycell to consummate the Transaction contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by Polycell:

            (1) The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for representations and warranties that are qualified as to materiality, which shall be true and correct), in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 5.3 (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Material Adverse Effect on the Company or its ability to perform its obligations under this Agreement or to materially adversely affect the Transaction.

            (2) The Company shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

            (3) An officer of the Company shall have delivered to Polycell a certificate, dated the Closing Date, certifying as to the Company the fulfillment of the conditions set forth in paragraphs (1) and (2) above as to the Company.

            (4) The Company shall have furnished Policy with opinions of counsel, each dated the Closing Date, customary for a transaction of this nature and, reasonably satisfactory to the Policy and its counsel.

            (5) All limited liability company and other proceedings of the Company in connection with the License Transfer, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to Polycell, and the Company shall have delivered to Polycell such receipts, documents, instruments and certificates, in form and substance reasonably satisfactory to Polycell, which Polycell shall have reasonably requested.

                                  ARTICLE VIII

                          SURVIVAL AND INDEMNIFICATION

      8.1 Survival. The representations and warranties made in this Agreement shall survive the Closing until the second (2nd) annual anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to such date to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire on the second (2nd) annual anniversary of the Closing (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such date to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VIII. For purposes of determining materiality thresholds in Section 8.2 and 8.3 below, any qualifications as to materiality contained elsewhere herein shall be disregarded.

      8.2 Indemnification by Polycell. Polycell shall indemnify and hold harmless the Company and its Affiliates, and the shareholders, members, managers, directors, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.2 Indemnified Party"), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "Losses") incurred by him or it in connection with the investigation, defense, or disposition of any action, claim, charge, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of such indemnifying party contained in this Agreement being untrue in any material respect as of the date on which it was made, (b) any material default by such indemnifying party or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section
8.2 Indemnified Party or his or its Affiliates.

      8.3 Indemnification by the Company. The Company shall indemnify and hold harmless Polycell and its Affiliates, and the shareholders, members, managers, directors, officers, employees, agents and/or the legal representatives of any of them (each, a

"Section 8.3 Indemnified Party"), against all Losses incurred by him or it in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which he or it may be threatened that arises out of or results from (a) any representation or warranty of the Company contained in this Agreement being untrue in any material respect as of the date on which it was made or (b) any material default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.3 Indemnified Party or his or its Affiliates.

      8.4 Procedures.

            (1) The terms of this Section 8.4 shall apply to any claim (a "Claim") for indemnification under the terms of Sections 8.2 or 8.3. The Section 8.2 Indemnified Party or Section 8.3 Indemnified Party Indemnified Party (each, an "Indemnified Party") as the case may be, shall give prompt written notice of such Claim to the indemnifying party (the "Indemnifying Party") under the applicable Section, which party may assume the defense thereof, provided that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, each of such approvals not to be unreasonably delayed or withheld (unless such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

            (2) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including, but not limited to, promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

            (3) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

            (4) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) Polycell, its Affiliates, and the shareholders, members, managers, directors, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Company and its Affiliates, and the shareholders, members, managers, directors, officers, employees, agents and/or the legal representatives of any of them.

                                   ARTICLE IX

                                   TERMINATION

      9.1 Termination. This Agreement may be terminated, and the Transaction abandoned, without further obligation of any party, except as set forth herein, at any time prior to the Closing Date:

            (1)   by mutual written consent of the parties;

            (2) by any party by written notice to the other party, if the Closing shall not have occurred on or before February 28, 2001; provided that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement;

            (3) by any party (provided that such party is not otherwise in breach) if any other party has breached a material representation, warranty, covenant or agreement set forth herein and fails to cure such breach within thirty (30) days of written notice thereof (except that no cure period shall be provided for a breach that by its nature cannot be cured); or

            (4) by any party by written notice to the other party, if the consummation of the Transaction shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction.

      9.2 Effect of Termination. In the event of a termination of this Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraphs (1) and (2) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

            (1)   In the event of a termination of this Agreement pursuant to
                  Section 9.1, all provisions of this Agreement shall terminate, except Section 6.2 and Articles VIII and X, and unless such termination occurs based upon a breach or other failure to perform by the Company, the Escrow Agent shall immediately refund the Deposit to the Company as more particularly provided in Section 2.3.

            (2) Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transaction shall be paid by the party incurring such expenses.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      10.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties.

      10.2 Waiver of Compliance; Consents. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

      10.3 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

             If to the Company:            ABC Wireless, LLC
                                           1010 N. Glebe Road, Suite 800
                                           Arlington, VA 22201
                                           Attn: Thomas H. Sullivan
                                           Fax: (703) 236-1376

             With a copy to:               Mintz, Levin, Cohn, Ferris,
                                           Glovsky and Popeo, P.C.
                                           One Financial Center
                                           Boston, MA 02111
                                           Attn: Alicia M.V. Wyman, Esq.
                                           Fax: (617) 542-2241

             If to Polycell:               Polycell Communications, Inc.
                                           27W 281 Geneva Road, Suite K2
                                           Winfield, IL 60190
                                           Facsimile: (630) 752-2855

             With a copy to:               Thomas Gutierrez, Esq.
                                           Lukas, Nace, Gutierrez & Sachs
                                           Chartered
                                           1111 19th Street, N.W., Suite 1200
                                           Washington, D.C. 20036
                                           Facsimile: (202) 828-8410

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

      10.4 Parties in Interest; Assignment. This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party, except that the Company shall have the right to assign its rights under this Agreement, in whole or in part, without Polycell's consent, to AT&T Wireless PCS, LLC ("AT&T"), or its Affiliate, with the express requirement that AT&T assign such rights and obligations to TeleCorp and/or its subsidiaries through an intermediary; provided, that TeleCorp assumes the obligations and liabilities of the Company under this Agreement related to the rights and interests assigned to TeleCorp.

      10.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of Delaware and of the United States of America located in the District of Columbia (the "DC Courts") for any litigation arising out of or relating to this Agreement and the Transaction, waive any objection to the laying of venue of any such litigation in the DC Courts and agrees not to plead or claim in any DC Court that such litigation brought therein has been brought in an inconvenient forum.

      10.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      10.7 Interpretation. The article and section headings contained in this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Person may require.

      10.8 Entire Agreement. This Agreement, including the exhibits and schedules hereto and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transaction. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such Transaction.

      10.9 Publicity. So long as this Agreement is in effect, the parties agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transaction, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by the parties hereto shall disclose any of the financial terms of the Transaction without the prior consent of the other parties, except as may be required by Law. A breach of the provisions of this Section 10.9 by a party shall not give rise to any right to terminate this Agreement.

      10.10 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any DC Courts.

      10.11 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                   POLYCELL COMMUNICATIONS, INC.

                                                   By:__________________________
                                                      Name:
                                                      Title:


                                                   ABC WIRELESS, LLC

                                                   By: /s/ [ILLEGIBLE]
                                                      --------------------------
                                                      Name:
                                                      Title:

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the daze first above written.

                                                   POLYCELL COMMUNICATIONS, INC.

                                                   By: /s/ Mark R. Erickson
                                                      --------------------------
                                                      Name: Mark R. Erickson
                                                      Title: Operations Manager


                                                   ABC WIRELESS, LLC

                                                   By:__________________________
                                                      Name:
                                                      Title:

                                                                      SCHEDULE I

                                Polycell License

--------------------------------------------------------------------------------
            BTA                Block                       MHz
--------------------------------------------------------------------------------
        Clinton, IA              C                         30
--------------------------------------------------------------------------------
      Burlington, IA             F                         10
--------------------------------------------------------------------------------
        Lincoln, NE              F                         10
--------------------------------------------------------------------------------
        Quincy, IL               F                         10
--------------------------------------------------------------------------------

                                                                     Schedule II

                        FCC Notes and Security Agreements

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT ("Agreement") is entered into as of February 28, 2000, by and among Polycell Communications, Inc., a Delaware corporation ("Polycell"), ABC Wireless, LLC, a Delaware limited liability company (the "Company"), and Bankers Trust Company, as escrow agent ("Escrow Agent").

                                    RECITALS

      A. Pursuant to that certain License Acquisition Agreement, dated as of February 28, 2000, by and among Polycell and the Company (the "Acquisition Agreement") the Company is acquiring certain PCS licenses from Polycell as more particularly described therein. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings given such terms in the Acquisition Agreement. Escrow Agent acknowledges receipt of the Acquisition Agreement.

      B. Pursuant to Section 2.2(1) of the Acquisition Agreement, the Company has agreed that, upon execution of the Acquisition Agreement (the "Execution Date"), the Company shall deposit an earnest money deposit of Three Million Three Hundred Eighty-Four Thousand Three Hundred Fifty Dollars ($3,384,350) in immediately available funds (the "Deposit") into an escrow account (the "Escrow Account").

      C. Escrow Agent is willing to hold the Escrow Account in escrow in accordance with the provisions of this Agreement, and to act as escrow agent hereunder.

      NOW, THEREFORE, for and in consideration of Ten and No/l00 Dollars ($10.00) in hand paid, the mutual premises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged conclusively, the parties hereto, intending to be and being legally bound, agree as follows:

      1. Appointment of the Escrow Agent. The Company and Polycell hereby appoint and designate the Escrow Agent as escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment, subject to the terms and conditions contained herein.

      2. Delivery of Deposit. Simultaneously with the execution of this Agreement, the Company has delivered or caused to be delivered to the Escrow Agent, the Deposit (collectively, with the Escrowed Interest, as hereinafter defined, the "Escrow Fund"), to be held by the Escrow Agent pursuant to the terms and conditions of this Agreement. The Escrow Agent acknowledges receipt of the Deposit and agrees to hold and distribute the Escrow Fund as provided herein.

      3. Treatment of Escrow Fund. The Escrow Agent shall, upon the written request of Polycell, which shall occur no more frequently than one time per calendar quarter, invest and reinvest the Deposit in money market mutual funds, direct obligations of the United States government, in federally insured savings accounts or in bank certificates of deposits, as Polycell shall instruct, and shall be fully protected in acting upon such instructions. Interest from the investment of the Deposit (the "Escrow Interest") (i) shall become part of the Escrow Fund, and
(ii) shall be segregated and deposited in instruments in the same manner as the principal of the Deposit, but shall be accounted for separately. The Escrow Agent shall not be responsible for any loss incurred on the sale of any investment which is required to be sold or liquidated to make a payment required hereunder.

      4. Disposition of Escrow Fund. (a) Upon receipt of joint written instructions signed by the representatives of the Company and Polycell listed in the notice provisions (Section 8(a)), the Escrow Agent shall deliver the Escrow Fund in accordance with such written instructions.

      (b) If the Escrow Agent shall not have received such joint written instructions by February 15, 2001 (or the first (1st) business thereafter is that date is not a business day), and a controversy exists between the Company and Polycell as to the correct disposition of the Escrow Fund, the Escrow Agent shall continue to hold the Escrow Fund until (i) the Company and Polycell subsequently deliver to the Escrow Agent joint written instructions with respect to the disposition of the Escrow Fund, or (ii) the Escrow Agent receives a certified copy of a final decree, order or decision of a court of competent jurisdiction constituting the final determination of any dispute between the Company and Polycell with respect to the Escrow Fund to be distributed hereunder, which distribution shall be made in accordance with such notice or judicial determination.

      5. Escrow Agent.

      (a) Duties and Responsibilities. The duties and responsibilities of the Escrow Agent hereunder shall be limited to those expressly set forth in this Agreement, and the Escrow Agent shall not be bound in any way by any other contract or agreement between the parties hereto, whether or not the Escrow Agent has knowledge of any such contract or agreement or of the terms or conditions thereof. In the event the Escrow Agent shall be uncertain as to any duties or responsibilities hereunder or shall receive instructions from any of the parties hereto with respect to the Escrow Fund which in its belief are in conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action until it has consulted with its counsel or it shall be directed to do so in writing by the parties hereto or by order of a court of competent jurisdiction in proceedings which the Escrow Agent or any other party hereto shall be entitled to commence. The Escrow Agent may act upon the advice of its counsel in taking or refraining from taking any action hereunder and may act upon any instrument or other writing believed in good faith to be genuine and to be signed and presented by the proper person or persons.

      (b) Liability. The Escrow Agent shall not be liable to anyone for any damage, loss or expense incurred as a result of any act or omission of the Escrow Agent, unless such damage, loss or expense is caused by the Escrow Agent's willful default or gross negligence. Accordingly, and without limiting the foregoing, the Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted under this

Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for herein, not only as to its due execution by an authorized person and as to the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein.

      (c) Disputes. In the event of a dispute between any of the parties hereto sufficient in the discretion of the Escrow Agent to justify its doing so, the Escrow Agent shall be entitled to tender the Escrow Fund into the registry or custody of any court of competent jurisdiction, to initiate such legal proceedings as it deems appropriate, and pursuant thereto, to be discharged from all further duties and liabilities under this Agreement with respect to the Escrow Fund so tendered. Any such legal action may be brought in any such court as the Escrow Agent shall determine to have jurisdiction with respect to such matter. The filing of any such legal proceedings shall not deprive the Escrow Agent of its rights to indemnification hereunder.

      (d) Attachment. In the event all or any part of the Escrow Fund shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Fund or any part hereof or any act of the Escrow Agent, the Escrow Agent is authorized to obey and comply with all writs, orders, judgments or decrees so entered or issued by any such court, without the necessity of inquiring whether such court has jurisdiction; and if the Escrow Agent obeys or complies with any such writ, order, or decree, it shall not be liable to any of the parties hereto or any other person by reason of such compliance.

      (e) Legal Action. The Escrow Agent shall have no duty to incur any out-of-pocket expenses or to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might require it to incur any cost, expense, loss, or liability, unless and until it shall be indemnified with respect thereto in accordance with Section 5(f) of this Agreement.

      (f) Indemnification. Without determining or limiting any rights as between the Company and Polycell, which rights shall exist outside this Agreement and not be prejudiced hereby, the Company and Polycell jointly and severally hereby agree to indemnify and hold harmless the Escrow Agent against any and all cost, loss, damage, disbursement, liability, and expense, including reasonable attorneys' fees, which may be imposed upon or incurred by the Escrow Agent hereunder, or in connection with the performance of its duties hereunder, including any litigation arising out of this Agreement, or involving the subject matter hereof, except only costs, losses, claims, damages, disbursements, liabilities and expenses arising out of the Escrow Agent's acts or omissions for which the Escrow Agent is adjudged willfully malfeasant or grossly negligent by a final decree, order or judgment of a court of competent jurisdiction from which no appeal is taken within the applicable appeals period.

      (g) Resignation. The Escrow Agent, and the Escrow Agent's successors hereinafter appointed, may at any time resign by giving notice in writing to the Company and Polycell and shall be discharged of all duties hereunder upon the appointment of a successor escrow agent which shall be appointed by mutual agreement of the Company and Polycell. If the Company and Polycell are unable to agree on a successor escrow agent, either party may petition a court of competent jurisdiction to appoint one. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor escrow agent appointed as provided herein, the Escrow Agent's sole obligation hereunder shall be to hold the Escrow Fund delivered to it in accordance with this Agreement. Any such successor escrow agent shall deliver to the Company and Polycell a written certificate accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the benefit of the provisions set forth above.

      (h) Law Firm Escrow Agent. Nothing contained herein shall be deemed to prevent any law firm serving as the Escrow Agent, or as a successor escrow agent, from acting as counsel for the Company or Polycell, any of their respective stockholders, or any of their respective affiliates, or any other party in any matter, including resolution of disputes and claims subject to, arising under or related to the Asset Purchase Agreement or this Agreement.

      6. Escrow Agent Fees and Expenses. The Escrow Agent shall be entitled to reasonable compensation for its services hereunder as Escrow Agent and for reimbursement for its out of pocket costs and expenses. Such amounts, including attorneys' fees, shall be borne one half by the Company and one half by Polycell, provided, however, that if the Escrow Agent's only actions hereunder are to invest and reinvest the Escrow Fund and to distribute the Escrow Fund pursuant to Section 4 hereof and there are no disputes of any nature with respect to the subject matter hereof, such amounts shall be borne by the Company.

      7. Termination of Agreement. When all of the Escrow Fund shall have been distributed pursuant to the provisions of this Agreement, this Agreement, except for the provisions of Sections 5(b) and 5(f) hereof, shall terminate.

      8. Miscellaneous.

      (a) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

             If to the Company:            ABC Wireless, LLC
                                           1010 N. Glebe Road, Suite 800
                                           Arlington, VA 22201
                                           Attn: Thomas H. Sullivan

                                           Fax: (703) 236-1376

             With a copy to:               Mintz, Levin, Cohn, Ferris,
                                           Glovsky and Popeo, P.C.
                                           One Financial Center
                                           Boston, MA 02111
                                           Attn: Alicia M.V. Wyman, Esq.
                                           Fax: (617) 542-2241

             If to Polycell:               Polycell Communications, Inc.
                                           27W 281 Geneva Road, Suite K2
                                           Winfield, IL 60190
                                           Attn: Mark Erickson
                                           Facsimile: (630) 752-2855

             With a copy to:               Thomas Gutierrez, Esq.
                                           Lukas, Nace, Gutierrez & Sachs
                                           Chartered
                                           1111 19th Street, N.W., Suite 1200
                                           Washington, D.C. 20036
                                           Facsimile: (202) 828-8410

             If to the Escrow
             Agent:                        Bankers Trust Company
                                           4 Albany Street
                                           4th Floor
                                           New York, NY 10006
                                           Attn: Escrow Department
                                           Facsimile (212) 250-6725

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the 5th business day following the day such mailing is made.

      (b) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                POLYCELL COMMUNICATIONS, INC.

                                                By:_____________________________

                                                Name:___________________________

                                                Its:____________________________


                                                ABC WIRELESS, LLC

                                                By:_____________________________

                                                Name:___________________________

                                                Its:____________________________


                                                BANKERS TRUST COMPANY

                                                By: /s/ Damian Harmon
                                                    ----------------------------

                                                Name: Damian Harmon

                                                Its: Assistant Treasurer
            set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                POLYCELL COMMUNICATIONS, INC.

                                                By:_____________________________

                                                Name:___________________________

                                                Its:____________________________


                                                ABC WIRELESS, LLC

                                                By: /s/ [ILLEGIBLE]
                                                    ----------------------------

                                                Name:___________________________

                                                Its:____________________________


                                                BANKERS TRUST COMPANY

                                                By:_____________________________

                                                Name:___________________________

                                                Its:____________________________
            set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

      (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                POLYCELL COMMUNICATIONS, INC.

                                                By /s/ Mark R. Erickson
                                                    ----------------------------

                                                Name: Mark R. Erickson

                                                Its: Operations Manager


                                                ABC WIRELESS, LLC

                                                By:_____________________________

                                                Name:___________________________

                                                Its:____________________________


                                                BANKERS TRUST COMPANY

                                                By:_____________________________

                                                Name:___________________________

                                                Its:____________________________

                                WIRE INSTRUCTIONS

Please include the following information:

Bankers Trust Company
4 Albany Street
New York, New York

ABA Number:             021-001-033
A/C:                    01-419-647
For the A/C of:         Polycell/ABC Wireless Escrow
Attn:                   Corporate Trust & Agency Services
                        Carson Mclean

                              MAILING INSTRUCTIONS

Please include the following information:

Bankers Trust Company
Corporate Trust & Agency Services
4 Albany Street -MS 5041
Attn: Escrow Services, 4th floor
New York, NY 10006

                                                                       EXHIBIT B

                            Form of License Transfer

                                   ASSIGNMENT

      This Assignment (the "Assignment"), dated as of ________________, 2000, is executed by Polycell Communications, Inc. (the "Assignor") in favor of ______________________________ ("Assignee").

      WHEREAS, the Assignor is the present owner of all right, title and interest in the _____ MHz PCS license for the BTA located in ___________________________ (individually a "License" and collectively, the "Licenses"); and

      WHEREAS, pursuant to Section 3.2(b) of the License Acquisition Agreement between Assignor and ABC Wireless, L.L.C. ("ABC"), of even date herewith ("Acquisition Agreement"), Assignor desires to assign to Assignee, and Assignee desires to accept and assume from Assignor, effective as of the date hereof, all of Assignor's right, title and interest in and to the Licenses.

      NOW THEREFORE, in consideration of the purchase price provided in the Acquisition Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Assignment. Assignor does hereby, assign, transfer and convey to Assignee, its successors and assigns to and for its or their use forever, all of Assignor's right, title and interest in and to the Licenses.

      2. Limitations. Nothing contained in this Assignment shall in any way supersede, modify, replace, amend, change, rescind, waive, exceed, expend, enlarge or in any way affect the provisions, including warranties, covenants, agreements, conditions, representations or, in general any of the rights and remedies, and any of the obligations and indemnifications of Assignor or ABC, its successors or assigns set forth in the Acquisition Agreement, including without limitation any limits on indemnification specified therein. This Assignment is intended only to effect the transfer of a certain interest the transfer of which is contemplated in the Acquisition Agreement and shall be governed in accordance with the terms and conditions of the Acquisition Agreement.

      3. Miscellaneous. This Assignment: (i) may be executed in counterparts, each of which as so executed shall be deemed to be an original, but all of which together shall constitute one instrument; and (ii) shall be governed by and in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof.

      IN WITNESS THEREOF, Assignor has caused this Assignment to be duly executed and delivered as of this ___ day of February, 2000.

[ASSIGNOR]

By:__________________________________

Name:________________________________

Its:_________________________________